Exhibit 99.1

For WOW!:	For Avista:	For Knology:
Cathy Kuo	Jeffrey Taufield or James David	M. Todd Holt
WOW! Chief Marketing Officer	Kekst and Company	President
720.479.3518	212.521.4800	706.645.8752
ckuo@wideopenwest.com		todd.holt@knology.com

WOW! TO ACQUIRE KNOLOGY FOR $19.75 PER SHARE IN CASH

ENGLEWOOD, CO and WEST POINT, GEORGIA – (April 18, 2012) - WOW! Internet, Cable & Phone (WOW!), a competitive provider of residential and commercial high-speed Internet, cable television and telephone services which is controlled by Avista Capital Partners, and Knology, Inc. (Knology) (Nasdaq: KNOL), today jointly announced a definitive merger agreement under which a subsidiary of WOW! will acquire Knology in an all-cash transaction. Knology is a leading provider of interactive communications and entertainment services in ten markets in the southeastern United States and three markets in the midwestern United States.

Under the terms of the agreement, WOW! will acquire all of the outstanding shares of Knology for $19.75 per share in cash, representing a premium of approximately 34% over Knology’s average closing share price during the 3-month period prior to media reports on Knology’s sales process. The total transaction value is approximately $1.5 billion. The Board of Directors of Knology, acting on the unanimous recommendation of a Transaction Committee of the Board, unanimously approved the transaction, which is expected to close after receipt of approval by Knology’s stockholders and satisfaction of customary closing conditions and regulatory approvals. The transaction is not subject to any financing conditions.

“Our two companies have much in common. We share similar beliefs in how employees and customers should be treated, and we both know how to succeed in competitive environments. WOW! and Knology are a natural fit; together, our people, network and operating infrastructure will combine to provide a strong platform for continued growth,” said Colleen Abdoulah, WOW! Chief Executive Officer and Chairwoman of the Board.

“Since its founding in 1995, Knology has been a leader in the communities we serve,” said Knology Chief Executive Officer and Chairman of the Board, Rodger Johnson. “We are proud of our team’s accomplishments over the years, from our company-wide focus on serving our residential and commercial customers to the creation of significant shareholder value. We look forward to working with WOW! to build an even stronger business.”

“We’ve always thought highly of Knology’s operations and innovative thinking, and we believe that our systems are highly complementary. We are very excited about this opportunity to invest in and expand our geographic reach, and we look forward to welcoming Knology’s employees and customers into the WOW! family,” said WOW! President and Chief Financial Officer Steven Cochran.

WOW! operates in Michigan, Illinois, Ohio and Indiana, while Knology serves the southeastern and midwestern United States. The combined entity will have over 800,000 customers, and its products and services will be available to more than 2.8 million households in 13 states.

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WOW! to Acquire Knology for $19.75 per Share in Cash

April 18, 2012

In connection with the transaction, Credit Suisse and BofA Merrill Lynch acted as the financial advisors to the Transaction Committee of Knology’s Board of Directors and Hogan Lovells US LLP acted as its legal advisor. Alston & Bird LLP acted as legal advisor to Knology. Morgan Stanley acted as sole financial advisor and Kirkland & Ellis LLP acted as legal advisor to WOW!. Credit Suisse, Morgan Stanley, RBC Capital Markets, SunTrust Robinson Humphrey and Bank of Tokyo-Mitsubishi UFJ have provided fully committed debt financing in connection with the transaction.

About Knology, Inc.

Knology, Inc., headquartered in West Point, Georgia, is a leading provider of interactive communications and entertainment services in the Southeast, upper Midwest and Kansas regions. Knology serves both residential and business customers with one of the most technologically advanced broadband networks in the country. Innovative offerings include over 200 channels of digital cable TV, local and long distance digital telephone service with the latest enhanced voice messaging features, and high-speed Internet access, which enables consumers to quickly download video, audio and graphic files using a cable modem. Knology’s fiber-based business products include iPlex, which delivers Ethernet connections to an IP-PBX using Session Initiated Protocol (SIP) technology, Passive Optical Network (PON), which supplies IP architecture with segmented voice and data bandwidth, and Managed Integrated Network Solutions (MATRIX), an integrated IP-based technology which converges data and voice. For more information, please visit www.knology.com.

About WOW! Internet, Cable & Phone

WOW! is a competitive provider of residential and commercial High-Speed Internet, cable television and telephone services. WOW! Cable features a range of services from Basic Cable to advanced services such as Ultra TV, an innovative whole-home gateway solution that combines television and PC entertainment. WOW! Internet provides customers with a choice of High-Speed connections from 2 Mbps all the way to 50Mbps. WOW! Phone offers the convenience of unlimited local and local toll calling, as well as packages that include unlimited nationwide long distance in the United States. Customers can bundle any two or all three services together at a great value, while benefiting from the convenience of dealing with just one company for all their entertainment and telecommunications needs.

About Avista Capital Partners

Avista Capital Partners is a leading private equity firm with over $4 billion under management and offices in New York, Houston and London. Founded in 2005, Avista’s strategy is to make controlling or influential minority investments in growth-oriented energy, healthcare, communications & media, industrials, and consumer businesses. Through its team of seasoned investment professionals and industry experts, Avista seeks to partner with exceptional management teams to invest in and add value to well-positioned businesses. For more information visit www.avistacap.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the proposed transaction between Knology and WOW! and the expected timing and completion of the transaction. Words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based upon the current beliefs and expectations of Knology’s management and involve a number of significant, inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Knology and WOW!. Actual results may differ materially from the results anticipated in these forward-looking statements. There can be no assurance as to the

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WOW! to Acquire Knology for $19.75 per Share in Cash

April 18, 2012

timing of the closing of the transaction, or whether the transaction will close at all. The following factors, among others, could cause or contribute to such material differences: the ability to obtain the approval of the transaction by Knology’s stockholders; the ability to obtain required regulatory approvals of the transaction or to satisfy other conditions to the transaction on the terms and expected timeframe or at all; the outcome of any legal proceedings that may be instituted related to the merger agreement; the ability to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; transaction costs; economic conditions; a material adverse change in the business, assets, financial condition or results of operations of Knology; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers or other business partners. Additional factors that could cause Knology’s results to differ materially from those described in the forward-looking statements can be found in the periodic reports filed with the Securities and Exchange Commission and in the proxy statement Knology intends to file with the Securities and Exchange Commission and mail to its stockholders with respect to the proposed transaction, which are or will be available at the Securities and Exchange Commission’s website (http://www.sec.gov) at no charge. Knology assumes no responsibility to update or revise any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Knology and a subsidiary of WOW!. In connection with the proposed transaction, Knology will file with the Securities and Exchange Commission a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, AND BEFORE MAKING ANY VOTING DECISION, AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by Knology regarding Knology, Inc., WOW! and the proposed transaction, without charge, at the Securities and Exchange Commission’s website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Knology at 1241 O.G. Skinner Drive, West Point GA 31833, 877-KNOLOGY or info@knology.com.

Participants in the Merger Solicitation

Knology and its executive officers, directors and other persons may be deemed to be participants in the solicitation of proxies from Knology’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed transaction. Information regarding the officers and directors of Knology is available in Knology’s proxy statement filed with the Securities and Exchange Commission on March 23, 2011 in connection with Knology’s 2011 annual meeting of stockholders and in its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 15, 2012. Additional information about the interests of potential participants will be contained in the proxy statement (when filed) and other relevant materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction. These documents may be obtained from the Securities and Exchange Commission’s website and from Knology in the manner noted above.

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